Exhibit 10.6

                  SEPARATION AND COMMON SERVICES AGREEMENT



               THIS SEPARATION AND COMMON SERVICES AGREEMENT (AGREEMENT), dated as of June 28, 2000 (EFFECTIVE DATE), is by and between the National Association of Securities Dealers, Inc., a Delaware nonprofit corporation with its principal place of business located at 1735 K Street, N.W., Washington, D.C. 20006 (NASD), and The Nasdaq Stock Market, Inc. (NASDAQ), a Delaware corporation with its principal place of business located at 1735 K Street, N.W., Washington, D.C. 20006.

               WHEREAS, NASD desires to provide to Nasdaq, and Nasdaq desires to obtain from NASD, the services described in general terms in this Agreement, on the terms and conditions set forth in this Agreement.

               NOW, THEREFORE, for and in consideration of the agreements set forth below, Nasdaq and NASD hereby agree as follows:

1. Term. This Agreement will commence on the Effective Date and continue through December 31, 2001 (TERM). The Parties intend to continue to negotiate a more detailed agreement (MASTER AGREEMENT) on this subject matter that, upon execution by the Parties, will supercede this Agreement. In the event the Parties do not execute such Master Agreement prior to January 1, 2002, this Agreement will automatically renew upon the expiration of its Term for an additional 12 months. The Parties will diligently and with their best efforts attempt to negotiate the Master Agreement as quickly as possible.

2. Services. Commencing as of the Effective Date and continuing throughout the Term, including any renewal of the Term, NASD will provide to Nasdaq
(a) the same administrative, corporate and infrastructure services that are currently provided by NASD for Nasdaq's benefit; and (b) any services or responsibilities not currently provided that may be mutually agreed upon by the Parties. (clauses (a) and (b) of this Section are hereinafter collectively referred to as the SERVICES). Notwithstanding the foregoing, in the event that Nasdaq determines prior to December 31, 2000, that it will not utilize certain Services, it may provide written notice of that decision to NASD. Any such notice must be received by NASD prior to December 31, 2000. Following such notice, the parties will negotiate a transition period for NASD to cease rendering the unutilized Services and a reasonable termination fees and costs. Any transition period shall be not less than 60 days from receipt by NASD of the said notice.

3. Commitment to Amex. Nasdaq agrees to provide to NASD continued access to such Nasdaq technology as NASD requires to satisfy its obligation to the American Stock Exchange (AMEX) under the transaction agreement NASD entered into in connection with the 1998 acquisition of the assets of Amex, for so long as such obligations may continue. Nasdaq also agrees to provide all services it currently provides to Amex as of the date of this Agreement (e.g. Listing Qualifications), for so long as such obligations may continue. Nasdaq will recover from NASD its costs for rendering such services and access.

4. Ownership and Licensing of Intellectual Property.

         (a) Each Party will remain the owner of its respective proprietary intellectual property as well any enhancements or derivative works related to such property prepared by either Party (collectively INTELLECTUAL PROPERTY). Each Party will grant to the other a royalty-free, fully paid-up, revocable, worldwide, non-exclusive, non-transferable license to use, copy or modify such Intellectual Property as necessary to carry out the terms of this Agreement. Nasdaq may not grant its venture partners a sublicense to use any Intellectual Property that it licenses from NASD without NASD's prior written approval.

         (b) Jointly developed Intellectual Property developed for the Services shall be jointly owned by the Parties. Neither Party shall be required to obtain the consent of the other Party for any use of such jointly developed Intellectual Property, nor shall either Party need to account to the other for any revenue from such jointly developed Intellectual Property. Notwithstanding the foregoing, Nasdaq may not grant any other entity, including any of its venture partners, a sub-license to use any such jointly owned Intellectual Property without NASD's prior written approval.

5. Force Majeure. Neither Party will be liable for delay or failure in performance of any of the acts required by this Agreement when such delay or failure arises from circumstances beyond its reasonable control (including, without limitation, acts of God, fire, flood, war, explosion, sabotage, terrorism, embargo, civil commotion, acts or omissions of any government entity, supplier delays, communications or power failure, equipment or software malfunction, or labor disputes), and without the gross negligence or willful misconduct, of the Party.

6. Payment Procedures for NASD Services. NASD will invoice Nasdaq quarterly for the cost of the Services that NASD will provide to Nasdaq during the upcoming quarter, and will include the cost of specific disbursements and incidental expenses incurred by NASD in its provision of the Services to Nasdaq during the previous quarter. Rates and methodology shall be consistent with the past budget practices of the Parties.

7. Dispute Resolution.

               7.1. Dispute Resolution. This Section 7 governs any dispute, disagreement, claim or controversy between the parties arising out of or relating to this Agreement, its breach or the arbitration provisions (the DISPUTED MATTER). All Disputed Matters will be considered by an Executive Steering Committee to be established by the Parties. If the Disputed Matter cannot be resolved by the Executive Steering Committee, the Disputed Matter will then be referred to the binding arbitration as set forth immediately below.

               7.2. Binding Arbitration. All claims, disputes, controversies and other matters in question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof that cannot be resolved by the parties will be settled by binding arbitration in accordance with the rules and procedures of the American Arbitration Association or such other rules and procedures as are agreed to by the arbitrators or the Parties. Although the Parties agree that compulsory and binding arbitration will be the exclusive means of dispute resolution, judicial review of any arbitration decision or proceeding (other than entry or enforcement of an arbitration award/judgment) or of any matter arising under the terms of this Agreement, whether or not submitted to the binding arbitration process required by this Agreement, will be brought solely in the federal or local courts of the State of New York. The foregoing procedures will not preclude either Party from pursuing all available remedies for infringement of a trademark, trade secret, registered patent or copyright.

8. Indemnification. Each Party agrees to indemnify and hold harmless the other Party against all losses, costs and expenses (including reasonable attorney's fees) that the other Party may incur by reason of the breach of any terms or provisions contained herein and/or in connection with the performance of this Agreement or any provision hereof. Each Party further agrees to indemnify and hold harmless the other against all losses, costs and expenses (including reasonable attorney's fees) that the other may incur by reason of any third party suit or the breach of any terms, provisions, covenants, warranties or representations contained herein and/or in connection with the performance of this Agreement or any provision hereof. Nothing in this Agreement will entitle any person or entity to any rights as a third-party beneficiary under this Agreement.

9. Damages. Neither of the Parties or their respective affiliates will be liable to the other (or any other entity) for any direct damages arising out of or relating to its performance or failure to perform under this Agreement; provided, however, that each of the Parties will continue to be liable for Claims or Losses arising from or related to: (i) its infringement of the other Party's Intellectual Property; (ii) damage caused by it to the persons or property of the other Party; (iii) its gross negligence or willful misconduct; or (iv) the gross negligence or willful misconduct of its officers, directors, employees, agents or subcontractors. Neither Nasdaq nor NASD will be liable for, nor will the measure of damages include, any punitive, indirect, incidental, special or consequential damages, lost profits or savings, lost opportunity or trading losses, arising out of or relating to its performance or failure to perform under this Agreement, even if such party has been advised of the possibility of such losses or damages. The limitations or exculpations of liability set forth herein will not apply to: (i) reimbursable amounts; (ii) indemnification Claims, as set forth in Section 9 herein; or (iii) any breaches of confidentiality.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.

11. Entire Agreement. This Agreement and the Exhibits to this Agreement represent the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

12. Amendment. No amendment to, or change, waiver or discharge of, any provision of this Agreement will be valid unless in writing and signed by an authorized representative of each of the Parties.

13. Survivability. The terms of this Agreement apply to those rights that survive any cancellation, termination, or rescission, namely - Ownership of Intellectual Property, and Indemnification sections of this Agreement. Payment obligations of one Party to the other arising prior to the cancellation, termination or recession of this Agreement will survive the expiration of termination of this Agreement.

14. Governing Law. This Agreement will be deemed to have been made in the State of New York and will be construed and enforced in accordance with, and the validity and performance hereof will be governed by, the laws of the State of New York, without reference to its principles of conflicts of laws. The Parties hereby consent to submit to the jurisdiction of the federal or state courts of or for the State of New York in connection with any action or proceeding instituted relating to this Agreement.

                  IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be signed and delivered by their duly authorized representative.

National Association of Securities       The Nasdaq Stock Market, Inc.
Dealers, Inc. (NASD)                     (Nasdaq)

By:                                      By:
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Name:                                    Name:
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Title:                                   Title:
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